CONSENT OF AUSTRALIAN AUDITORS

      We Somes & Cooke, consent to being named experts in a Prospectus and/or registration Statement of Alloy Steel International Inc. to be dated on or about 27 October 2000 subject to an express statement appearing in the Registration statement and/or Prospectus in the same form as the following.

"Somes & Cooke consent to being named as auditors of Arcoplate, a division of Kroko Nominees Pty. Ltd., as trustee of Collier Unit Trust in this Registration Statement and/or Prospectus in the form and context in which it is included. Somes & Cooke was not involved in the preparation of this Registration Statement and/or Prospectus, did not authorize or cause the issue of the Registration Statement and/or Prospectus and takes no responsibility for any part of this Registration Statement and/or Prospectus other than the Independent Auditor's report and the reference to its name."

/s/Somes & Cooke
SOMES & COOKE
Chartered Accountants

Dated this 30th Day of October 2000
New York, New York